UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2014

GREAT PLAINS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4060 NE 95th Rd., Wildwood, FL	34785
(Address of principal executive offices)	(Zip Code)

(352) 561-8182
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On November 30, 2014, Great Plains Holdings, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Kent Campbell, the Company’s Chief Executive Officer, a member of the Company’s board of directors and the Company’s majority stockholder. Pursuant to the terms of the Investment Agreement, the Company agreed to sell and issue, and Mr. Campbell subscribed for, 10,000 shares of the Company’s Series B preferred stock at a purchase price of $0.50 per share, or an aggregate of $5,000. The closing of the Series B preferred stock sale (the “Closing”) will take place at a time and place mutually agreeable to the parties to the Investment Agreement. Pursuant to the terms of the Investment Agreement, the Company shall cause a certificate of designation relating to the Series B preferred stock to be filed with the Secretary of State of the State of Nevada no later than 24 hours after the Closing.

The foregoing description of the Investment Agreement is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02.                      Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference. The securities issuance discussed in Item 1.01 above was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering and the purchaser acquired the securities for investment and not resale.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2014, the Company filed a certificate of designation, preferences and rights of Series B preferred stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to designate 10,000 shares of its previously authorized preferred stock as Series B preferred stock. The Certificate of Designation and its filing was approved by the Company’s board of directors on November 26, 2014 without shareholder approval as provided for in the Company’s articles of incorporation and under Nevada law.

The holders of shares of Series B preferred stock are not entitled to dividends or distributions. The holders of shares of Series B preferred stock have the following voting rights:

•
Each share of Series B preferred stock entitles the holder to 10,000 votes on all matters submitted to a vote of the Company’s stockholders. In the event that such votes do not total at least 51% of all votes, then the votes cast by the holders of the Series B preferred stock shall be equal to 51% of all votes cast at any meeting of the Company’s stockholders or any issue put to the stockholders for voting.

•
Except as otherwise provided in the Certificate of Designation, the holders of Series B preferred stock, the holders of Company common stock and the holders of shares of any other Company capital stock having general voting rights and shall vote together as one class on all matters submitted to a vote of the Company’s stockholders.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Series B Preferred Stock.
10.1	Investment Agreement dated as of November 30, 2014 by and between Great Plains Holdings, Inc. and Kent Campbell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS HOLDINGS, INC.
Date: December 4, 2014	By: /s/ Kent Campbell
Name: Kent Campbell
Title: Chief Executive Officer